EXHIBIT 8

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Merger Agreement”) is entered into as of September 25, 2003, by and among Home Asset Management Corp., a Delaware corporation (“HAMCO”), MDC Reit Holdings, LLC, a Delaware limited liability company (“Holdings”), Crescent/Mach I Partners, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine Investment Partners, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine Partners, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine Trust, a trust organized under the laws of Delaware, and TCW Shared Opportunity Fund II, L.P., a Delaware limited partnership (collectively, the “TCW Entities”), and the other entities and persons signatories hereto (collectively, the “Non-TCW Stockholders,” and together with the TCW Entities, the “HAMCO Stockholders”).

W I T N E S S E T H

WHEREAS, pursuant to that certain Contribution Agreement, dated as of September 24, 2003 (the “Contribution Agreement”), by and among the TCW Entities, the entities and persons listed in Schedule 1 hereto (collectively, the “Preferred Stockholders”), HAMCO and Holdings, the TCW Entities and the Preferred Stockholders contributed all of their membership interests in Holdings (the “Membership Interests”) to HAMCO in consideration of HAMCO’s agreement to amend certain rights and preferences of its Series A Non-Voting Mandatorily Convertible Preferred Stock, par value $.0001 per share (“Series A Preferred Stock”), and its Series B Non-Voting Preferred Stock, par value $.0001 per share (“Series B Preferred Stock” and, collectively, the “HAMCO Preferred Stock”), and to issue shares of its newly authorized Class A common stock, par value $.0001 per share (“HAMCO Class A Common Stock”);

WHEREAS, after giving effect to the transactions contemplated by the Contribution Agreement, HAMCO owns 100% of the Membership Interests of Holdings;

WHEREAS, each of the Non-TCW Stockholders owns the number of shares of common stock, par value $.0001 per share, of HAMCO (the “HAMCO Common Stock”), the number of shares of HAMCO Preferred Stock and the number of warrants to purchase such number of shares of HAMCO Common Stock (the “Warrants”), in each case as set forth on Schedule 2 hereto;

WHEREAS, each of the TCW Entities owns the number of shares of HAMCO Class A Common Stock and Warrants to purchase such number of shares of HAMCO Common Stock, in each case as set forth on Schedule 3 hereto;

WHEREAS, HAMCO has authority to issue (i) 5,000,000 shares of common stock, par value $.0001 per share, of which 1,500,000 shares are designated as HAMCO Common Stock, 1,500,000 shares are designated as HAMCO Class A Common Stock and 500,000 shares are designated as Class B Common Stock, par value $.0001 per share, of HAMCO (the “HAMCO Class B Common Stock” and, together with the HAMCO Class A Common Stock and the HAMCO Common Stock, the “Common

Stock,” and, together with the HAMCO Preferred Stock, the “HAMCO Capital Stock”), and (ii) 200,000 shares of HAMCO Preferred Stock, of which 20,000 shares are designated as Series A Preferred Stock and 40,000 shares are designated as Series B Preferred Stock;

WHEREAS, as of the date hereof, HAMCO has not issued any options to purchase any shares of Common Stock (collectively, the “Options”) pursuant to its 1997 Stock Option Plan (the “Stock Option Plan”) and in connection with the Merger, HAMCO desires to terminate the Stock Option Plan;

WHEREAS, HAMCO has adopted an executive deferred compensation plan in October 1997, which plan shall continue to be in effect after the Effective Time of the Merger;

WHEREAS, HAMCO, as sole and managing member of Holdings (the “Sole LLC Member”), has authorized and approved the Merger, on the terms and subject to the conditions herein provided;

WHEREAS, the Board of Directors of HAMCO (the “Board”) has unanimously determined that it is advisable and in the best interests of HAMCO to merge with Holdings on the terms and subject to the conditions herein provided, and the Board has authorized and approved the Merger and this Merger Agreement; and

WHEREAS, the HAMCO Stockholders are being asked to authorize and approve the Merger, on the terms and subject to the conditions herein provided.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.               Merger.  Holdings shall be merged with and into HAMCO (the “Merger”), with HAMCO as the surviving corporation (hereafter sometimes referred to as the “Surviving Corporation”), pursuant to Section 18-209 of the Limited Liability Company Act of the State of Delaware and Sections 251 and 264 of the General Corporation Law of the State of Delaware (the “DGCL”), and HAMCO shall continue to be governed by the laws of the State of Delaware after the Merger.  The Merger shall become effective (the “Effective Time”) upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL.

2.               Governing Documents.  The Second Amended and Restated Certificate of Incorporation and the bylaws of HAMCO, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and the bylaws (collectively, the “Charter Documents”) of the Surviving Corporation, without change or amendment, until thereafter amended in accordance with the provisions thereof and applicable law.

3.               Directors and Officers.  The directors and officers of HAMCO immediately prior to the Effective Time shall be and become the directors and officers of the Surviving Corporation, each with the same position and titles as immediately prior to the Effective Time.  Each director and officer shall serve in accordance with the Charter Documents of the Surviving Corporation until their respective successors are elected and qualified or until their earlier resignation or removal.

4.               Succession.  At the Effective Time, HAMCO shall succeed to Holdings in the manner of and as more fully set forth in the DGCL.  At the Effective Time, the separate existence of Holdings shall cease.  Without limiting the foregoing, HAMCO shall (a) continue to possess all of its assets, rights, power and property as constituted immediately prior to the Effective Time, (b) be subject to all actions previously taken by the Board and the Sole LLC Member, (c) succeed, without other transfer, to all of the assets, rights, powers and property of Holdings, (d) continue to be subject to all of the debts, liabilities and obligations of HAMCO as constituted immediately prior to the Effective Time and (e) succeed, without other transfer, to all rights, privileges, powers and franchises of a public and private nature of Holdings, subject to all of the debts, liabilities and obligations of Holdings in the same manner as if HAMCO had itself incurred them.

5.               Representations and Warranties of HAMCO.  HAMCO represents and warrants to the other parties hereto as follows:

(a)                              Power and Authority.  HAMCO is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.  HAMCO has full corporate power and authority to execute and deliver this Merger Agreement and each other document or instrument contemplated hereby, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by HAMCO of this Merger Agreement and each other document or instrument contemplated hereby, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Board, and no other corporate action on the part of HAMCO is necessary to authorize the execution and delivery by HAMCO of this Merger Agreement and each other document or instrument contemplated hereby, or the consummation by it of the transactions contemplated hereby and thereby.

(b)                             Binding Agreement.  This Merger Agreement and each other document or instrument contemplated hereby have been duly executed and delivered by HAMCO and, assuming due and valid authorization, execution and delivery thereof by the other parties hereto and thereto, each of this Merger Agreement and the other documents or instruments contemplated hereby constitutes a legal, valid and binding obligation of HAMCO, enforceable against HAMCO in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)                              Consents and Approvals; No Violations.  Except for the filings, permits, authorizations, consents and approvals expressly contemplated by this Merger

Agreement, none of the execution, delivery or performance of this Merger Agreement or any of the other documents or instruments contemplated hereby by HAMCO, the consummation by HAMCO of any of the transactions contemplated hereby or thereby, or compliance by HAMCO with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Charter Documents of HAMCO, (ii) require any filing with, notice under, or permit, authorization, consent or approval of, any governmental entity or other person (including consents from parties to loans, contracts, leases and other agreements to which HAMCO is a party), except such as have been already obtained, filed or given, (iii) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement to which HAMCO is a party, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to HAMCO or any of its properties or assets.

6.               Representations and Warranties of Holdings.  Holdings represents and warrants to the other parties hereto as follows:

(a)                              Power and Authority.  Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of its state of organization.  Holdings has the requisite limited liability company power and authority to execute and deliver this Merger Agreement and each other document or instrument contemplated hereby, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Holdings of this Merger Agreement and each other document or instrument contemplated hereby, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Sole LLC Member, and no other corporate action on the part of Holdings is necessary to authorize the execution and delivery by Holdings of this Merger Agreement and each other document or instrument contemplated hereby, or the consummation by it of the transactions contemplated hereby and thereby.

(b)                             Binding Agreement.  This Merger Agreement and each other document or instrument contemplated hereby have been duly executed and delivered by Holdings and, assuming due and valid authorization, execution and delivery thereof by the other parties hereto and thereto, each of this Merger Agreement and the other documents or instruments contemplated hereby constitutes a legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)                              Consents and Approvals; No Violations.  Except for the filings, permits, authorizations, consents and approvals expressly contemplated by this Merger Agreement, none of the execution, delivery or performance of this Merger Agreement or any of the other documents or instruments contemplated hereby by Holdings, the consummation by Holdings of any of the transactions contemplated hereby or thereby, or compliance by Holdings with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the certificate of formation or limited liability company agreement of Holdings, (ii) require any filing with, notice under, or permit, authorization, consent or approval of, any governmental entity or other person (including consents from parties to loans, contracts, leases and other agreements to which Holdings is a party), except such as have been already obtained, filed or given, (iii) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement to which Holdings is a party, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Holdings or any of its properties or assets.

7.               Representations and Warranties of the HAMCO Stockholders.  Each of the HAMCO Stockholders represents and warrants to the other parties hereto as follows:

(a)                              Power and Authority.  Such HAMCO Stockholder is duly organized, validly existing and in good standing under the laws of its state of organization.  Such HAMCO Stockholder has full power and authority to execute and deliver this Merger Agreement and each other document or instrument contemplated hereby, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by such HAMCO Stockholder of this Merger Agreement and each other document or instrument contemplated hereby, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by such HAMCO Stockholder, and no other action, corporate or other, on the part of such HAMCO Stockholder is necessary to authorize the execution and delivery by such HAMCO Stockholder of this Merger Agreement and each other document or instrument contemplated hereby, or the consummation by it of the transactions contemplated hereby and thereby.

(b)                             Binding Agreement.  This Merger Agreement and each other document or instrument contemplated hereby have been duly executed and delivered by such HAMCO Stockholder and, assuming due and valid authorization, execution and delivery thereof by the other parties hereto and thereto, each of this Merger Agreement and the other documents or instruments contemplated hereby constitutes a legal, valid and binding obligation of such HAMCO Stockholder, enforceable against such HAMCO Stockholder in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)                              Consents and Approvals; No Violations.  Except for the filings, permits, authorizations, consents and approvals expressly contemplated by this Merger Agreement, none of the execution, delivery or performance of this Merger Agreement or any of the other documents or instruments contemplated hereby by such HAMCO Stockholder, the consummation by such HAMCO Stockholder of any of the transactions contemplated hereby or thereby, or compliance by such HAMCO Stockholder with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the any of the organizational documents of such HAMCO Stockholder, (ii) require any filing with, notice under, or permit, authorization, consent or approval of, any governmental entity or other person (including consents from parties to loans, contracts, leases and other agreements to which such HAMCO Stockholder is a party), except such as have been already obtained, filed or given, (iii) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement to which such HAMCO Stockholder is a party, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such HAMCO Stockholder or any of its properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on such HAMCO Stockholder or its ability to consummate the transactions contemplated hereby.

8.               Cancellation of Holdings Membership Interests.  At the Effective Time, each Membership Interest shall automatically be canceled and retired and shall cease to exist, and no other consideration shall be delivered or deliverable in exchange therefor, and each holder of any such Membership Interests shall cease to have any rights with respect thereto.

9.               Treatment of HAMCO Capital Stock.  At the Effective Time, (a) each share of HAMCO Common Stock shall automatically be canceled and retired and shall cease to exist, and no other consideration shall be delivered or deliverable in exchange therefor, and each holder of a certificate representing any such shares of such HAMCO Common Stock shall cease to have any rights with respect thereto and (b) each share of HAMCO Series A Preferred Stock, HAMCO Series B Preferred Stock and HAMCO Class A Common Stock issued and outstanding prior to the Effective Time shall remain outstanding, without change or amendment, after the Effective Time.

10.         Cancellation of Warrants.  At the Effective Time, all of the then outstanding and unexercised Warrants previously granted to any HAMCO Stockholder shall be cancelled and shall no longer be exercisable, and no other consideration shall be delivered or deliverable in exchange therefor.  Each holder of Warrants (a “Warrant Holder”) hereby irrevocably consents and agrees, with full knowledge of the effects thereof, to the cancellation of all Warrants held by such Warrant Holder.  Each Warrant Holder further consents and agrees that upon such termination, such Warrant Holder shall have no further right or claim to such Warrants or other payments and issuances in connection therewith, and each Warrant Holder forever releases HAMCO and each of its related affiliates, subsidiaries, officers, directors, employees and agents from any and all claims, rights or actions in connection with the Warrants or payments made with respect thereto.

11.         Termination of the Stock Option Plan.  Effective as of the Effective Time, the Stock Option Plan shall be terminated.

12.         HAMCO Stockholders Consent.  Each HAMCO Stockholder hereby consents to, authorizes, approves and adopts the Merger, this Merger Agreement and the transactions contemplated herein, on the terms and subject to the conditions set forth in this Merger Agreement.  The consent referred to in this Section 12 is given as of the date of this Merger Agreement pursuant to Section 228 of the DGCL.

13.         Miscellaneous

(a)                              Governing Law.  This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable principles of conflicts of law.

(b)                             Counterparts.  This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.

(c)                              Headings.  The various headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Merger Agreement or any provision thereof.

(d)                             Further Assurances.  From time to time, as and when required by HAMCO or by its successors and assigns, there shall be executed and delivered on behalf of Holdings and the HAMCO Stockholders such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in HAMCO the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Holdings and the HAMCO Stockholders, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of HAMCO are fully authorized, in the name and on behalf of Holdings, the HAMCO Stockholders or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.  In addition, each of Holdings, the HAMCO Stockholders and HAMCO agrees to do and perform all things required or as may be necessary or desirable to effectuate the purposes and intent hereof.

(e)                              Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and/or expenses; provided, however, that if any action or proceeding is instituted to enforce or interpret the terms of this Agreement, the prevailing party in such action shall be entitled, in addition to any other relief to which the party is entitled, to reimbursement of its reasonable attorneys fees and expenses; provided, further, that HAMCO shall pay all costs and expenses incurred by the TCW Entities in connection with this Agreement and the transactions contemplated hereby, including, without limitation, reasonable fees and expenses of legal counsel and other advisors, regardless of whether the transactions contemplated hereby are consummated.

(f)                                Amendment and Abandonment.  At any time, this Merger Agreement may be amended in any manner as may be determined in the judgment of the

Sole LLC Member and the Board to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement; provided that, no such amendment may alter or change the amount or kind of securities to be received in the Merger or alter or change any term of the certificate of incorporation of the Surviving Corporation, in each case without the requisite approval of the HAMCO Stockholders.  In addition, at any time before the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned by the Sole LLC Member and the Board for any reason, notwithstanding approval of this Merger Agreement by the HAMCO Stockholders.

(g)                             Fair Construction.  This Merger Agreement shall be interpreted without regard to which party hereto initiated the drafting process or proposed or drafted particular language and shall not be construed for or against any party hereto by reason of such initiation, proposal or drafting.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be executed as of the date first above written.

HOME ASSET MANAGEMENT CORP., a Delaware corporation

By:	/s/ Martin Anderson
Name: Martin Anderson
Title: Chairman

MDC REIT HOLDINGS, LLC, a Delaware limited liability company

By:	Home Asset Management Corp., its managing member

	By:	/s/ Martin Anderson
Name: Martin Anderson
Title: Chairman

HAMCO STOCKHOLDERS:

CRESCENT/MACH I PARTNERS, L.P.

By:	TCW Asset Management Company, its investment advisor

By:	/s/ John C. Rocchio
Name: John C. Rocchio
Title: Managing Director

By:	/s/ James M. Hassett
Name: James M. Hassett
Title: Managing Director

TCW/CRESCENT MEZZANINE PARTNERS, L.P.
TCW/CRESCENT MEZZANINE TRUST
TCW/CRESCENT MEZZANINE INVESTMENT PARTNERS, L.P.

By:	TCW/Crescent Mezzanine, L.L.C., its investment manager

By:	/s/ John C. Rocchio
Name: John C. Rocchio
Title: Managing Director

TCW SHARED OPPORTUNITY FUND II, L.P.

By:	TCW INVESTMENT MANAGEMENT COMPANY, its investment manager

By:	/s/ John C. Rocchio
Name: John C. Rocchio
Title: Managing Director

By:	/s/ James M. Hassett
Name: James M. Hassett
Title: Managing Director

ERNEST J. GALLO 1991 FAMILY TRUST

By:	/s/ Joseph E. Gallo
Name: Joseph E. Gallo
Title: Trustee

JOSEPH C. GALLO 1994 FAMILY TRUST

By:	/s/ Joseph E. Gallo
Name: Joseph E. Gallo
Title: Trustee

STEPHANIE A. GALLO 1990 FAMILY TRUST

By:	/s/ Joseph E. Gallo
Name: Joseph E. Gallo
Title: Trustee

PK PARTNERS

By:	/s/ Peter E. Haas, Jr.
Name: Peter E. Haas, Jr.
Title: Managing General Partner

JOSEPHINE B. HAAS REVOCABLE TRUST

By:	/s/ Josephine B. Haas
Name: Josephine B. Haas
Title: Trustee

KELLER 1991 TRUST

By:	/s/ George M. Keller
Name: George M. Keller
Title: Trustee

LILLARD PARTNERS

By:	/s/ John S. Lillard
Name: John S. Lillard
Title: Manager

PLF PARTNERS

By:	/s/ W. Parlin Lillard, Jr.
Name: W. Parlin Lillard, Jr.
Title: General Partner

SAW ISLAND PARTNERS

By:	/s/ R. Bruce Mosbacher
Name: R. Bruce Mosbacher
Title: General Partner

/s/ Martin Anderson
Martin Anderson

/s/ John M. Robbins
John M. Robbins

/s/ Jay M. Fuller
Jay M. Fuller

Schedule 1

List of Preferred Stockholders

Ernest J. Gallo 1991 Family Trust

c/o Susan Zakarian

600 Yosemite Blvd.

P.O. Box 1130

Modesto, CA 95353

Joseph C. Gallo 1994 Family Trust

c/o Susan Zakarian

600 Yosemite Blvd.

P.O. Box 1130

Modesto, CA 95353

Stephanie A. Gallo 1990 Family Trust

c/o Susan Zakarian

600 Yosemite Blvd.

P.O. Box 1130

Modesto, CA 95353

Josephine B. Haas Revocable Trust

c/o Roy Cuenca

Argonaut Securities

1155 Battery Street

San Francisco, CA 94111

Keller 1991 Trust

c/o George Keller

Chevron Corporation

345 California Street, 30th Floor

San Francisco, CA 94104

Lillard Partners

c/o John S. Lillard

1340 N. Waukegan Road

Lake Forest, IL 60045

PK Partners

c/o Roy Cuenca

Argonaut Securities

1155 Battery Street

San Francisco, CA 94111

PLF Partners

c/o W. Parlin Lillard, Jr.

533 Middle Road

Del Rey Beach, FL 33483

Saw Island Partners

c/o R. Bruce Mosbacher

2200 Sand Hill Road, Suite 150

Menlo Park, CA 94025

Martin Anderson, Esq.

Goodsill, Anderson, Quinn & Steifel

1099 Alakea Street

Suite 1800

Honolulu, HI 96813

2

Schedule 2

HAMCO Capital Stock Held by Non-TCW Stockholders

S-2A

Schedule 3

HAMCO Capital Stock Held by TCW Entities

Name	Number of Shares of Class A Common Stock	Warrants to purchase Number of Shares of HAMCO Common Stock
Crescent/Mach I Partners, L.P.	80,000	66,667

TCW/Crescent Mezzanine Investment Partners, L.P.	14,445	12,038

TCW/Crescent Mezzanine Partners, L.P.	528,644	440,537

TCW/Crescent Trust	160,911	134,092

TCW Shared Opportunity Fund II, L.P.	16,000	13,333

S-3A